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                                                                   EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated October 21, 1998, with respect to the financial statements of Boole and Babbage, Inc., included in the Annual Report (Form 10-K) of BMC Software, Inc., for the year ended March 31, 1999 (which financial statements are not presented separately therein), incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-47301, 33-64123, 33-63409, and 33-42272) and Form S-8 (Nos. 333-75547, 333-75549, 333-67269,
333-48683, 333-5869, 33-63411, 33-40564, 33-40563, 33-33281, and 0-17136) of BMC
Software, Inc.


                                             Ernst & Young LLP

San Jose, California
June 23, 1999